Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of Aerie Pharmaceuticals, Inc. of our report dated May 10, 2013, except for the effects of the reverse stock split described in Note 16 as to which the date is October 11, 2013, relating to the financial statements of Aerie Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

October 21, 2013